UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2017

Akoustis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-193467	33-1229046
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

9805 Northcross Center Court, Suite H

Huntersville, NC 28078

(Address of principal executive offices, including zip code)

704-997-5735

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 18, 2017, Akoustis Technologies, Inc. (the “Company”) held a closing (the “January Closing”) of a private placement offering (the “Offering”), in which the Company sold 1,258,996 shares of its common stock, par value $0.001 per share (the “Common Stock”), at a fixed purchase price of $5.00 per share (the “Offering Price”). Aggregate gross proceeds before deducting expenses of the Offering were $6,294,980. As previously reported in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on December 28, 2016 (the “December 8-K”), the Company previously sold 733,000 shares of Common Stock in the Offering, bringing the total number of shares of Common Stock subscribed for in the Offering to 1,991,996 shares, for aggregate gross proceeds before expenses of $9,959,980. The Offering was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the safe harbor provided by Rule 506(b) of Regulation D.

In connection with the January Closing, the Company agreed to pay certain placement agents, who are registered U.S. broker-dealers (the “Placement Agents”), cash commissions not to exceed 10% of the gross proceeds raised from investors first contacted by the Placement Agents in the Offering. In addition, the Company agreed to pay the Placement Agents warrant commissions to purchase a number of shares of Common Stock equal to 10% of the number of shares of Common Stock sold to investors first contacted by the Placement Agents in the Offering. The Company also agreed to pay a lead placement agent an additional cash commission of 1% of gross proceeds raised by certain of the Placement Agents and an additional 1% warrant commission. The warrants have a term of five years and an exercise price of $5.00 per share. As a result of the foregoing, the Placement Agents were paid an aggregate cash commission of $595,125 and will be issued warrants to purchase an aggregate of approximately 123,900 shares of Common Stock in connection with the January Closing. The Company is also required to reimburse the Placement Agents approximately $10,070 of aggregate legal and other expenses incurred in connection with the January Closing.

The investors who purchased shares of Common Stock in connection with the January Closing purchased such shares pursuant to a Subscription Agreement on the same terms and conditions described in the Company’s Current Report on Form 8-K, filed with the SEC on November 25, 2016 (the “November 8-K”). Such investors also became a party to the Registration Rights Agreement, as amended to reflect the Company’s reincorporation in Delaware, which amendment is described in the December 8-K and specifically incorporated herein by reference. For a description of the terms and conditions of the Subscription Agreement and the Registration Rights Agreement, see “Item 1.01 Entry into a Material Definitive Agreement” in the November 8-K. The description of the terms and conditions of the Subscription Agreement and the description of the Registration Rights Agreement in the November 8-K are specifically incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated herein by reference.

This Current Report on Form 8-K is filed in accordance with Securities Act Rule 135c and is neither an offer to sell any securities, nor a solicitation of an offer to buy any securities, nor will there be any offer or sale of any securities in any state or jurisdiction absent registration or compliance with an applicable exemption from registration requirements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Registration Rights Agreement by and among the Company and the investors in the Offering (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on November 25, 2016)

10.2	Amendment No. 1 to Registration Rights Agreement by and among the Company and the investors in the Offering (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on December 28, 2016)

10.3	Form of Placement Agent Warrant (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed with the SEC on December 28, 2016)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKOUSTIS TECHNOLOGIES, INC.

By:	/s/ Jeffrey B. Shealy
Name: Jeffrey B. Shealy
Title: Chief Executive Officer

Date:  January 19, 2017

EXHIBIT INDEX

Exhibit No.	Description

10.1	Registration Rights Agreement by and among the Company and the investors in the Offering (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on November 25, 2016)

10.2	Amendment No. 1 to Registration Rights Agreement by and among the Company and the investors in the Offering (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on December 28, 2016)

10.3	Form of Placement Agent Warrant (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed with the SEC on December 28, 2016)